Exhibit 8.1
[Form Of]
_________ ______, _________
Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
Ladies and Gentlemen:
     You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Standard Mutual Holding Company, a Pennsylvania mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”), pursuant to the Plan of Conversion of Standard Mutual Holding Company, dated May 18, 2010, as amended on _________ ___, 2010 (the “Plan”) and the integrated transactions described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.
     In connection with our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and we have relied upon the accuracy of the factual matters set forth in the Plan and the Registration Statement filed by Standard Financial Corp., a Maryland stock corporation (the “Holding Company”), with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. In addition, we are relying on a letter from RP Financial, LC., dated _________ ___, 2010, stating its belief as to certain valuation matters described below. Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).
     Our opinion is based upon the existing provisions of the Code, and the Treasury Regulations, and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
______ ___, ______

     We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.
     For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, Standard Bank, PaSB (the “Bank”), a wholly-owned subsidiary of the Mutual Holding Company, and the Holding Company, as set forth in the certificates for each of those aforementioned entities and signed by authorized officers of each of the aforementioned entities, incorporated herein by reference.
Description of Proposed Transactions
     Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. The Bank is a Pennsylvania chartered savings bank headquartered in Monroeville, Pennsylvania. The Bank was organized in 1913, and reorganized into the mutual holding company structure in 1998. The Bank is currently the wholly owned subsidiary of the Mutual Holding Company, a Pennsylvania mutual holding company. The owners of the Mutual Holding Company are the depositors of the Bank, and, in the unlikely event of a complete liquidation of the Mutual Holding Company, are entitled to any liquidation proceeds after the payment of creditors.
     The Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank have adopted the Plan providing for the Conversion of the Mutual Holding Company from a Pennsylvania mutual holding company to the capital stock form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Holding Company will offer shares of Common Stock to depositors and members of the general public in the Offering.
     Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:
(1)	The Holding Company will be organized by a sole incorporator as a Maryland-chartered stock holding company.

(2)	The Mutual Holding Company will convert its charter (the “MHC Conversion”) to a Pennsylvania-chartered stock corporation (the “Standard PA Holding Company”).

Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
______ ___, ______

(3)	Immediately after the MHC Conversion, the Standard PA Holding Company will merge with and into the Holding Company with the Holding Company as the resulting entity (the “Holding Company Merger”) and the Bank will become the direct wholly-owned subsidiary of the Holding Company.

(4)	The Holding Company will offer for sale the Subscription Shares in the Offering.

(5)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for common stock of the Bank and the Bank Liquidation Account.
     Following the Conversion, a Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the Liquidation Account will be equal to the Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion. The terms of the Liquidation Account and Bank Liquidation Account are set forth in Section 19 of the Plan.
     As a result of the Conversion and Offering, the Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.
     The stockholders of the Holding Company will be those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans (“Employee Plans”), Supplemental Eligible Account Holders, and certain depositors of the Bank as of the Voting Record Date (“Other Depositors”). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public (with preferences given to persons residing in the Allegheny, Westmoreland and Bedford Counties in Pennsylvania and Allegany County, Maryland) and if shares remain after

Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
______ ___, ______

the subscription and community offerings, shares may be offered to members of the general public in a syndicated community offering by broker-dealers.
Opinions
     Based on the foregoing description of the Conversion, including the MHC Conversion and the Holding Company Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:
     MHC Conversion
     1. The MHC Conversion will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code)
     2. The Mutual Holding Company will not recognize any gain or loss in the conversion to the Standard PA Holding Company and the Standard PA Holding Company’s assumption of its liabilities and the constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders in the MHC Conversion. (Sections 361(a), 361(c) and 357(a) of the Code)
     3. No gain or loss will be recognized by the Standard PA Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Conversion. (Section 1032(a) of the Code)
     4. The basis of the assets of the Mutual Holding Company to be received by the Standard PA Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code)
     5. The holding period of the assets of the Mutual Holding Company to be received by the Standard PA Holding Company will include the holding period of those assets in the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code)
     6. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mutual Holding Company for interests in the Liquidation Account in the Standard PA Holding Company. (Section 354 of the Code)

Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
______ ___, ______

     Holding Company Merger
     7. The Holding Company Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code) The Standard PA Holding Company and Holding Company are parties to the reorganization within the meaning of Section 368(b) of the Code.
     8. The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Standard PA Holding Company for liquidation interests in the Holding Company in the Holding Company Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54)
     9. No gain or loss will be recognized by the Standard PA Holding Company on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities, if any, in exchange for an interest in the liquidation account in the Holding Company or on the distribution of such interests to Eligible Account Holders and Supplemental Eligible Account Holders. (Section 361(a), 361(c) and 357(a) of the Code)
     10. No gain or loss will be recognized by the Holding Company upon the receipt of the assets of the Standard PA Holding Company in the Holding Company Merger in exchange for the transfer of interests in the liquidation account in the Standard PA Holding Company to Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code)
     11. Eligible Account Holders and Supplemental Eligible Account Holders who have constructively received liquidation interests in the Standard PA Holding Company will recognize no gain or loss upon the constructive exchange of such interest for an interest in the liquidation account maintained by the Holding Company. (Section 354(a) of the Code)
     12. The basis of the assets of Standard PA Holding Company to be received by the Holding Company will be the same as the basis of such assets in the Standard PA Holding Company immediately prior to the transfer. (Section 362(b) of the Code)
     13. The holding period of the assets of the Standard PA Holding Company transferred to the Holding Company will include the holding period of those assets in the Standard PA Holding Company. (Section 1223(2) of the Code)

Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
______ ___, ______

     Offering
     14. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as a result of their exercise of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182)
     15. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Holding Company Merger. (Section 356(a) of the Code)
     16. It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code)
     17. The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code)
     18. No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code)
     Our opinion under paragraph 14 is based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors have a fair market value of zero. Our opinion under paragraph 16 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of

Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
______ ___, ______

the general public in any Community Offering or Syndicated Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.
     If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be subject to tax on the distribution of the subscription rights.
     Our opinion under paragraph 15 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) no holder of an interest in a liquidation account has ever received payment attributable to such interest in a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:
The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).
In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

Boards of Directors
Standard Mutual Holding Company
Standard Financial Corp.
Standard Bank, PaSB
______ ___, ______

     If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion.
CONSENT
     We hereby consent to the filing of the opinion as an exhibit to Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.”

Very truly yours, Luse Gorman Pomerenk & Schick, P.C.